UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. II

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRIMAX CONSULTING, INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	6531	37-1758469
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

319 S. Robertson Blvd, 2nd Floor Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip Code)

Ms. Oeshadebie Toelaram-Waterford

Chief Executive Officer

319 S. Robertson Blvd., 2nd Floor

Beverly Hills, CA 90211

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt Road

Suite 201

Wheaton, Il 60187

(888) 978-9901

at@ibankattorneys.com

SEC File No. ____________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	4,000,000	$0.10	$400,000	$46.48

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

PROSPECTUS – SUBJECT TO COMPLETION DATED DECEMBER 30, 2014

Trimax Consulting, Inc.

Up to 4,000,000 Common Shares at $0.10 Per Share

This is the initial public offering of shares of our common stock. We are offering 4,000,000 shares of our common stock at a price of $0.10 per share. Our common stock is not low listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

We are in the business of consulting real estate investors on the purchasing of tax lien certificates and tax deeds from municipalities in an effort to either realize interest revenue upon the redemption of the tax lien certificate by the owner of the underlying property or by foreclosing upon the property. Tax lien certificates and tax deeds are sold at auction by taxing jurisdictions as a method to collect delinquent real estate taxes. Once the tax lien certificate is issued by the jurisdiction, it becomes a first lien against the real estate property and depending upon the jurisdiction, the owner of the property has a statutorily fixed period of time to pay the delinquent real estate taxes plus penalties and interest to the tax lien certificate holder. If the delinquent real estate taxes plus penalties and interest is not paid during such period of time, in most jurisdictions, the property is then transferred to the tax lien certificate in a form of foreclosure action. Our plan is to provide consulting services with regards to the identification and profitable tax lien certificates and tax deeds to real estate investment clients and to further provide guidance with regards to monetizing such investments.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to October 31, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference the section entitled “Risk Factors” herein for additional information regarding the risks associated with our company and common stock

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 30, 2014

TABLE OF CONTENTS

Summary Information	7
The Offering	8
Risk Factors	12
Use of Proceeds	21
Determination of Offering Price	22
Dividend Policy	22
Dilution	23
Plan of Distribution	24
Description of Securities	27
Business Operations	31
Directors, Officers and Control Persons	35
Security Ownership and Certain Beneficial Owners and Management	37
Certain Relations and Related Transactions	38
Interests of Named Experts	38
Management’s Discussion and Analysis of Financial Condition and Results of Ops.	38
Market for Common Equity and Related Stockholder Matters	43
Financial Statements	46
Indemnification of Officers and Directors
Recent Sales of Unregistered Securities
Exhibit Index
Undertakings
Signatures

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying buyers of real estate, , the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Trimax” refer to Trimax Consulting, Inc. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company

Organization:	The registrant was incorporated in the State of Nevada on May 19, 2014. Our principal executive offices are located at 319 S. Robertson, 2nd Floor, Beverly Hills, California 90211. Our telephone number is (310) 254-5237.

Management:	Our Chief Executive Officer is Ms. Oeshadebie Toelaram-Waterford. Ms. Toelaram-Waterford represents our only officer and director.

Plan of Operations:	The Company is principally engaged in the business of marketing an array of property tax lien services including (a) identifying property tax lien auctions and property tax liens for sale; (b) providing valuation services with regards to real property subject to property tax liens; and (c) providing consultative and advisory services to property tax lien investors in regards to purchasing property tax liens, servicing property tax liens and adjudicating property tax liens.

Historical Operations:	Historical Operations: The Company has limited historical operations. Since its inception on May 19, 2014, the Chief Executive Officer has focused her efforts on identifying third parties who may want to use our tax lien consulting services and creating a marketing program for communicating with such parties.

Current Operations:	Our Chief Executive Officer is currently focused on identifying property tax liens for sale and providing a valuation of the underlying properties to determine profit opportunities. The Company has entered into an agreement with one party, Innovation Consulting Worldwide, LLC to provide our services to the company. Our Chief Executive Officer has likewise been actively engaged in servicing that contract by providing Innovation with information regarding future property tax auctions and by further identifying particular properties that may present a sizable profit opportunity for Innovation

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no significant revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have an accumulated deficit of at and have had no significant revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered: Common Stock.

Common Shares Being Sold In this Offering: Four Million (4,000,000)

Offering Price: The Company will offer its common shares $0.10 per share.

Common Shares Outstanding Before the Offering: Five Million (5,000,000)

Termination of the Offering:	The offering will commence of the effective date of this prospectus and will terminate on or before _________. Although we do not presently intend to do so, we have the right to amend the terms of the offering, but in no event will we extend the offering beyond October 31, 2015. Our Director may cancel the offering at any time.

Best efforts offering:	We are offering our Common Stock on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering..

Use of proceeds:	We will use the proceeds of this offering to first cover administrative expenses in connection with this offering and then for the general working capital requirements of the Company.

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:	Ms. Oeshadebie Toelaram-Waterford, our Chief Executive Officer and only director, currently owns all the issued and outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant’s common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

·

2.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

·

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

·

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Summary Financial Information

 Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

TRIMAX CONSULTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the period May 19, 2014 to October 31, 2014	For the period May 19, 2014 (Inception) to October 31, 2014
	(Audited)	(Audited)

Revenues	$3,000	$3,000

Operating Expenses	7,713	7,713

Net Income(Loss) from Operations	(4,713)	(4,713)

Other Income(Expenses)
Interest Expense	0	0

Net Income(Loss) from Operations
Before Income Taxes	(4,713)	(4,713)

Tax Expense	0	0

Net Income(Loss)	$(4,713)	$(4,713)

Basic and Diluted Loss Per Share	(0.0009)

Weighted average number
of shares outstanding	5,000,000

"The accompanying notes are an integral part of these financial statements"

 RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

The nature of our business may make projecting future financial results difficult, which may have a negative impact on our business.

Once a party has acquired a tax lien certificate, the party will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. If the tax lien is redeemed quickly, the party may not realize a significant financial gain on their investment. In such instances, the tax lien investments that we identify for our clients may not generate sufficient profit to justify the fee we charge our clients for our services. This may lead to clients discontinuing our services and decreasing our revenue.

Our business model may not be sufficient to achieve success in our intended market

The Company is principally engaged in the business of marketing an array of property tax lien services including (a) identifying property tax lien auctions and property tax liens for sale; (b) providing valuation services with regards to real property subject to property tax liens; and (c) providing consultative and advisory services to property tax lien investors in regards to purchasing property tax liens, servicing property tax liens and adjudicating property tax liens. Our survival is dependent upon the market acceptance of a narrow group of services.  Should these products be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate service offerings we can offer to ensure our survival.

Our profitability is dependent in part on third party service providers; any increase in the costs of those service providers may decrease our profitability

If a tax lien certificate or lien is not redeemed, the holder of such interest may foreclose upon the property. The foreclosure of a property will require the holder to engage an attorney at a cost to the holder. Once a property is foreclosed upon, the holder becomes the owner of the property. Should the holder elect to market such property for rent, the holder may be inclined to engage a realtor. In either instance, the cost of engaging such third party professional represents a cost to our client. Accordingly, such cost will impact the profitability of the party’s investment in the tax lien certificate or lien. If any of our clients are compelled to engage a third party professional, their return of investment will decline. If the return on investment of an tax certificate or lien that we identify for our clients declines, such investment may not generate sufficient profit to justify the fee we charge our clients for our services. This may lead to clients discontinuing our services and decreasing our revenue.

We may be unable to continue paying the costs of being public.

The costs of being a public company may be substantial and the Company may not be able to absorb the costs of being a public company which may cause us to cease being public in the future or require additional fundraising in order to remain in business. We estimate that in the future, costs for legal and accounting at $20,000 per year.

Our lack of history makes evaluating our business difficult.

We have a limited operating history and we may not sustain profitability in the future.

To sustain profitability, we must:

-	develop and identify new clients in need of our services
-	attract, integrate, and motivate highly qualified professionals;
-	achieve and maintain adequate utilization and suitable billing rates for our revenue-generating professionals;
-	maintain and enhance our brand recognition; and
-	adapt to meet changes in our markets and competitive developments.

We may not be successful in accomplishing these objectives. Further, our lack of operating history makes it difficult to evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in highly competitive industries. The historical information in this report may not be indicative of our future financial condition and future performance. For example, we expect that our future annual growth rate in revenues will be moderate and likely be less than the growth rates experienced in the early part of our history.

The profitability of our fixed-fee engagements with clients may not meet our expectations if we underestimate the cost of these engagements.

Our client engagements are predicated upon fixed-fee consulting contracts. When making proposals for fixed-fee engagements, we estimate the costs and timing for completing the engagements. These estimates will reflect our best judgment regarding the efficiencies of our methodologies and consultants as we plan to deploy them on engagements. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed-fee engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margins

Expanding our service offerings or number of offices may not be profitable.

We may choose to develop new service offerings or open new offices because of market opportunities or client demands. Developing new service offerings involves inherent risks, including:

-	our inability to estimate demand for the new service offerings;
-	competition from more established market participants;
-	a lack of market understanding.

In addition, expanding into new geographic areas and/or expanding current service offerings is challenging and may require integrating new employees into our culture as well as assessing the demand in the applicable market.

Our generating minimal revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of October 31, 2014, we have generated minimal revenues and incurred a loss of ($4,713). As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for real estate could decline, whether because of supply or for any other reason, including other real estate considered to be superior by end users. A decrease in the selling price received for real estate, or a decline in demand for real estate after we commence operations could have a material adverse effect on our business, results of operations and financial condition as our

The nature of our business may make projecting future financial results difficult, which may have a negative impact on our business and on the price of our stock.

Our core business is to identify profitable property tax lien investments for our clients. Once our client has acquired a property tax lien certificate, the client will now know when or it if will be redeemed by the owner of the underlying real property. Property owners may almost immediately redeem the certificate or may redeem the certificate at some other time prior to the expiration of the statutory period of redemption. In such instances, our clients will not realize substantial, if any, profit from their investment. We have no control over whether property owners will redeem their property taxes. If our clients are consistently presented with property owners redeeming their taxes it may have a material adverse effect on our business as our clients may elect to invest their money in opportunities other than property tax liens and thus have no need for our services.

We are dependent on our tax lien consulting business which does not permit us to spread our business risk among different business segments and, thus, a disruption in the real estate market would harm us more immediately and directly than if we were adequately diversified.

The Company is principally engaged in the business of marketing an array of property tax lien services including (a) identifying property tax lien auctions and property tax liens for sale; (b) providing valuation services with regards to real property subject to property tax liens; and (c) providing consultative and advisory services to property tax lien investors in regards to purchasing property tax liens, servicing property tax liens and adjudicating property tax liens. We do not expect our business model change materially in the near future. Without business line diversity, we will not be able to spread the risk of our operations. Therefore, our business opportunities, revenue and income could be more immediately and directly affected by disruptions from such things as the demand for real estate and construction costs. If there is a disruption as described above, our revenue and income will be reduced, and our business operations may have to be scaled back.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Oeshadebie Toelaram-Waterford. If we lose her services or if she fails to perform in her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Oeshadebie Toelaram-Waterford is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $25,000 in connection with this registration statement and thereafter $20,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Due to the lack of a current public market for our stock, investors may have difficulty in selling stock they purchase

Prior to this Offering, no public trading market existed for the Company’s securities. There can be no assurance that a public trading market for the Company’s common stock will develop or that a public trading market, if develop, will be sustained. The common stock sold pursuant to this prospectus will be freely tradable, however will not be eligible for quotation on the Over the Counter Bulletin Board. Although the Company intends to become eligible for quotation on the Over the Counter Bulletin Board through having a registered broker dealer submit a Form 15c211 with the National Association of Securities Dealers, there can be no assurance as to when the Company’s common stock will be declared eligible for quotation on the OTCBB. In addition, while the Company’s common stock may be eligible for quotation on the "Pink Sheets", the Company does not intend on pursuing having its common stock listed for quotation on the Pink Sheets. Thus, it is anticipated that there will be little or no market for the Shares until the Company is eligible to have its common stock quoted on the OTCBB and as a result, an investor may find it difficult to dispose of any Shares purchased hereunder. Because there is none and may be no public market for the Company’s stock, the Company may not be able to secure future equity financing which would have a material adverse effect on the Company.

Furthermore, when and if the Company’s common stock is eligible for quotation on the OTCBB, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. and an investor may find it difficult to dispose of any Shares purchased hereunder.

We have not paid dividends and do not anticipate the payment of dividends

The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. Because no dividends will be paid, purchasers of shares should not expect any return on their investment in the form of cash dividends.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.  These provisions include:

  a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
  an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
  an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
  an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
  an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
  reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

- the first fiscal year following the fifth anniversary of this offering,

-	the first fiscal year after our annual gross revenues are $1 billion or more,
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A (which we have no current plans to file).  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and our lone client engagement, and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next twelve months

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the

Securities Act of 1933 defines as restricted securities.

4,000,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions .

Our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine her own salary and perquisites.

Our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine her own salary and perquisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford owns all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 50,000,000 shares of common stock.  As of the date of this prospectus the Company had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 45,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may electot relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities

Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of TriMax from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Our unpredictable cash flow may make it difficult to pay our expenses and to capitalize on opportunities.

Once we have acquired a tax lien certificate, we will not know when or if it will be redeemed by the owner of the underlying property. Property owners may almost immediately redeem the certificate, may redeem the certificate at some other time prior to the expiration of the statutory redemption period or may allow the property to be foreclosed. Once a property is foreclosed, we will not be able to predict how quickly it may be rented or sold and therefore, we may have difficulty in predicting and maintaining cash flow. A lack of sufficient cash flow may make it difficult for us to pay our expenses and may make it difficult to capitalize on opportunities to purchase additional tax lien certificates, either of which may have a material adverse effect on the Company.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC;
-	for sales and marketing;
-	office lease expenses and office equipment; and
-	salaries for our Chief Executive Officer and the hiring of 1-2 additional full time employees

Our current corporate offices are located at 319 S. Robertson Blvd, 2nd Floor, Beverly Hills, CA 90211. Our telephone number is 1(310)254-5237. These offices are provided free of charge by Oeshadebie Toelaram-Waterford, our Chief Executive Officer. Ms. Toelaram-Waterford personally lease the office space and currently offers the space to the Company as its corporate office free of charge. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $1,500 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

-	our lack of significant revenues
-	our business model, and our lack of comparable publicly held companies to compare our model to
-	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of October 31, 2014, our net tangible book value was ($4,213) or $(0.0009 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 5,000,000, the number of shares of common stock outstanding at October 31, 2014.

The following table sets forth as of October 31, 2014 , the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.10 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10
Post Offering Net Tangible Book Value	$ 70,287	$ 170,287	$ 270,287	$ 370,287
Post Offering Net Tangible Book Value Per Share	$ 0.0117	$ 0.0243	$ 0.0338	$ 0.0411
Pre-Offering Net Tangible Book Value Per Share	$ (0.0009)	$ (0.0009)	$ (0.0009)	$ (0.0009)
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$ 0.0127	$ 0.0252	$ 0.0347	$ 0.0420

Dilution Per Share for New Shareholders	$ 0.09	$ 0.07	$ 0.07	$ 0.06
Percentage Dilution Per Share for New Shareholders	87%	75%	65%	58%
Capital Contribution by Purchasers of Shares	$ 100,000	$ 200,000	$ 300,000	$ 400,000
Capital Contribution by Existing Shares	$ 500	$ 500	$ 500	$ 500
% Contribution by Purchasers of Shares	99.50%	99.75%	99.83%	99.88%
% Contribution by Existing Shareholder	0.50%	0.25%	0.17%	0.12%
Gross Offering Proceeds	$ 100,000	$ 200,000	$ 300,000	$ 400,000
Anticipated Net Offering Proceeds	$ 75,000	$ 175,000	$ 275,000	$ 375,000
# of Shares After Offering Held by Public Investors	1,000,000	2,000,000	3,000,000	4,000,000
Total Shares Issued and Outstanding	6,000,000	7,000,000	8,000,000	9,000,000
% of Shares - Purchasers After Offering	17%	29%	38%	44%
% of Shares - Existing Shareholder After Offering	83%	71%	63%	56%

Assuming the Issuer sells the entire officer of 4,000,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of Ocober 31, 2014  would have been $370,287, or $.0411 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.0420 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $.06 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 4,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Oeshadebie Toelaram-Waterford, the Company’s Chief Executive Officer and Director. Ms. Toelaram-Waterford. will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Ms. Toelaram-Waterford. Ms. Toelaram-Waterford is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Ms. Toelaram-Waterford primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Ms. Toelaram-Waterford has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 50,000,000 shares of common stock with $0.00001 par value per share. As of the date of this registration statement, there were 5,000,000 shares of common stock issued and outstanding held by one (1) shareholder, our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup , the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Olde Monmouth Stock Transfer will act as the registrant's transfer agent.

BUSINESS OPERATIONS

The company was incorporated on May 19, 2014 in the state of Nevada. The Company is principally engaged in the business of marketing an array of property tax lien services including (a) identifying property tax lien auctions and property tax liens for sale; (b) providing valuation services with regards to real property subject to property tax liens; and (c) providing consultative and advisory services to property tax lien investors in regards to purchasing property tax liens, servicing property tax liens and adjudicating property tax liens. Since its inception, the Company, through its Chief Executive Officer and Director, has been active in outlining the scope of the Company’s business model and marketing our services to prospective clients through direct telephone and email marketing.

Due to startup costs, legal and accounting expenses, the company has suffered net losses $4,713 from inception to October 31, 2014

Revenues

The Company will seek to offer our services to current and prospective tax certificates and tax lien investors. The Company offers its services on a flat monthly fee basis. Initially, we believe that we can offer our services at a fixed fee of $2,000-$3,000 per month. Each engagement at such amount will obligate us to identify up to fifty tax certificate and tax lien investment opportunities to our client. We currently have one engagement, with Innovation Consulting International, LLC for the fee of $2,000 per month

Target Markets and Marketing Strategy

We believe that our primary target market will consist of investors of distressed real estate.  Initially, our focus will be on investors interested in purchasing foreclosed residential properties.  We anticipate that we will market and promote our services on the Internet and through direct telephone marketing.  Our intention is to use our website as a means to promote our services to potential investors interested in tax certificate and tax lien investing.  Our marketing strategy is to promote our services and attract individuals to our website. We require additional funding to fully implement our marketing strategy. We anticipate that our marketing initiatives will include:

-	utilizing viral marketing, the practice of getting consumers to refer friends to the site through e-mail or word of mouth. The Company will aggressively trigger viral marketing through strategic campaigns which may include posting on blogs and online communities such as Yahoo!® Groups, contests, implementation of features on our website which encourage users to generate an email to a friend, or give-aways tied to a viral process. Other viral techniques under consideration include creating short videos that people can view on our website or on amateur websites such as YouTube.com and e-mail to others to watch, and branded interactive online applications on our website

-	developing a search engine optimization or “SEO” campaign. SEO is the process of improving the volume and quality of traffic to a web site from search engines via “natural” (“organic” or “algorithmic”) search results. Usually, the earlier a site is presented in the search results, or the higher it “ranks”", the more searchers will visit that site

-	developing a search engine marketing or “SEM” campaign. SEM is the process of marketing a website via search engines, by purchasing sponsored placement in search results. For example, a user might go to Google and put in the term “foreclosed” – our strategic purchasing of these keyword search terms will cause our ad to come up. It might read “Find information of foreclosed properties at www.foreclosurecat.com” and when clicked, it will take the user to our site.

-	utilize direct e-mail marketing firms who specialize in our target market via subscriber based lists with detailed criteria obtained by third party research groups.

-	entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users, because the users of other websites may visit our website as a result of those links or banner advertisements.

We expect to rely on SEO, SEM, direct e-mail and affiliate marketing as our primary marketing strategies, with viral marketing as a secondary marketing strategy.

Growth Strategy

Our objectives are to become the premier provider of tax certificate and tax lien consulting services.  Key elements of our strategy include plans to:

-	Create and develop our website;
-	Increase our client base through internet marketing, including viral marketing, SEO, SEM, direct e-mail and affiliate marketing campaigns;
-	Direct telemarketing through the purchase of pre-screened telephone lists of real estate investors

Competition

We have limited competition in the tax certificate and tax lien consulting industry. Our largest national competitors are in the realtor services industry include franchisees of Century 21, Prudential, GMAC Real Estate, and RE/MAX insomuch that they are the largest source of all real estate investment opportunities.  All of these companies may have greater financial resources than we do, including greater marketing and technology budgets.  We also compete with smaller regional and local realtor companies and independent realtors.  Realtors compete for business primarily on the basis of services offered, reputation, personal contacts, and realtor commission.  We may have to reduce the fees we charge our clients to be competitive with those charged by competitors, which may accelerate if market conditions deteriorate.

Intellectual Property

The sources of the information that we will rely upon to provide our services to clients largely include government databases. We will rely on a limited basis on third party aggregators of tax certificate and tax lien information. While we do not believe our use of information compiled by other data providers infringes upon the intellectual property rights of such data providers or any other third parties, we have not investigated the possibility that our use of the information infringes on such intellectual property rights.  We do not intend to take such steps until after we are cash flow positive.

Though we do not believe that our use of the information included in our web-based database will infringe on the intellectual property rights of third parties in any material respect, third parties may still claim infringement by us with respect to our use of such information. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product deployment delays or require us to enter into royalty or licensing agreements.  Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development

We are not currently conducting any research and development activities.

Governmental Regulation

We are not subject to any material government regulation. However, there is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

We are also, to a lesser extent, subject to various other rules and regulations such as:

•	the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

•	various state and federal privacy laws;

•	the USA PATRIOT Act;

•	restrictions on transactions with persons on the Specially Designated Nationals and Blocked Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

•	federal and state “Do Not Call” and “Do Not Fax” laws;

•	“controlled business” statutes, which impose limitations on affiliations between providers of title and settlement services, on the one hand, and real estate brokers, mortgage lenders and other real estate providers, on the other hand; and

•	the Fair Housing Act.

We are subject to federal and state consumer protection laws including laws protecting the privacy of consumer non-public information and regulations prohibiting unfair and deceptive trade practices.  In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, must provide advance notice of any changes to our policies and, with limited exceptions, must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties.  Furthermore, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies.  These consumer protection laws could result in substantial compliance costs and could interfere with the conduct of our business.

In many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services.  These issues may take years to resolve.  In addition, new state tax regulations may subject us to additional state sales and income taxes.  New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business.  These taxes could have an adverse effect on our cash flows and results of operations.  Furthermore, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Employees

With the exception of Oeshadebie Toelaram-Waterford we have no employees. We have no employment agreements with any of our management. Ms. Toelaram-Waterford will devote her full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues. Ms. Toelaram-Waterford will work on a fulltime basis.

Reports to Security Holders

Through the filing of Form 8-A under the Exchange Act within 30-60 days following the effective date of the registration statement, we intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our current corporate offices are located at 319 S. Robertson Blvd, 2nd Floor, Beverly Hills, CA 90211. Our telephone number is 1(310)254-5237. These offices are provided free of charge by Oeshadebie Toelaram-Waterford, our Chief Executive Officer. Ms. Toelaram-Waterford personally lease the office space and currently offers the space to the Company as its corporate office free of charge. If we are able to raise sufficient capital through this offering, we will seek to lease a larger, dedicated space at no more than $1,500 per month.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Oeshadebie Toelaram-Waterford	45	Founder, Chief Executive Officer, Director

Oeshadebie Toelaram-Waterford, President, Chief Executive Officer, Chief Financial Officer and Director

Ms. Toelaram-Waterford began her real estate career in 2007 by acting as a consultant with Synergetics Construction, Inc.. In such capacity, Ms. Toelaram-Waterford advised and consulted real estate developers in California on a wide range of operational matters, including project management and client development. Ms. Toelaram-Waterford acquired substantial experience in the planning, developing and marketing of residential real estate, particularly in California. Ms. Toelaram-Waterford continued in such capacity until 2011.

Beginning in 2011, Ms. Toelaram-Waterford began working for Concord Real Estate Services in California. In this position, Ms. Toelaram-Waterford was charged with marketing and selling the properties as they were completed. Ms. Toelaram-Waterford was also responsible for property management duties with regards to the completed properties. In doing, Ms. Toelaram-Waterford further developed her acumen for the United States real estate markets.

Ms. Toelaram-Waterford attended Kronenburgh MEAO College in the Netherlands.

Ms. Toelaram-Waterford will serve in her capacity as sole director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for ther purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

Since inception, we have not paid any compensation to our officers. Ms. Toelaram-Waterford purchased her 5,000,000 common shares for $300 in cash from personal funds.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 319 S. Robertson Blvd, 2nd Floor, Beverly Hills, CA 90211.

Name	Number of Shares of Common stock	Percentage
Oeshadebie Toelaram-Waterford	5000000	100%

All executive officers and directors as a group [1 persons]	5000000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,000,000 shares of common stock outstanding as of October 31, 2014

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Oeshadebie Toelaram-Waterford. She is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Ms. Toelaram-Waterford owns 5,000,000 common shares for which he paid $500.

Advances from related party

Oeshadebie Toelaram-Waterford, our Chief Executive Officer and Director has extended a loan to the Company in the amount of $3,500. The loan has no maturity date and does not bear interest. Ms. Toelaram-Waterford will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. There exists no formal document or promissory note indicating the loan made by Ms. Toelaram-Waterford.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to October 31, 2014 included in this prospectus have been audited by John Scrudato, C.P.A.. who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Road, Suite 201, Wheaton, IL 60187 (888) 978-9901. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Trimax Consulting, Inc. or the Company, is a Nevada corporation formed on May 19, 2014. Our principal executive office is located at 319 S. Robertson Blvd, 2nd Floor, Beverly Hills CA 9021

The Company is principally engaged in the business of marketing an array of property tax lien services including (a) identifying property tax lien auctions and property tax liens for sale; (b) providing valuation services with regards to real property subject to property tax liens; and (c) providing consultative and advisory services to property tax lien investors in regards to purchasing property tax liens, servicing property tax liens and adjudicating property tax liens.

Since our inception we have engaged in the following significant operating activities:

•	Company set up
a.	Incorporate company in state of Nevada
b.	Set up main executive office in Los Angeles
c.	Open up bank account for the company

•	Secured initial capital by a contribution from our founder, Chief Executive Officer and Director

•	Commenced significant other operational activities, such as:
a.	Have researched and identified potential new clients
b.	Have arranged for and met with various potential clients
c.	Have drafted and began production of various marketing materials including a website

As of the date of this Prospectus, we have obtain a written agreement for our services with:

•	Innovation Consulting International, LLC.

Plan of Operation

The registrant has not yet fully developed its marketing infrastructure. The registrant current client and its prospective clients have become known to the Company through the existing relationships of our Chief Executive Officer and form referrals to her. Upon completion of our public offering, our specific goal is to profitably market and sell our services. Our plan of operations for the twelve months following the completion is as follows:

Develop Sales and Marketing Programs: Mos 1-3

Conduct market research through public records to identify profitable tax lien purchase opportunities and active tax lien investors. Develop marketing materials such in print media and online for purposes of direct marketing. Market our services to active tax lien investors through direct mail and email solicitation

Estimated cost: $75,000 - $100,000

Expand Website and Develop Online Marketing Program Mos. 3-6

Develop website to include functionality for visitors to view tax lien purchase opportunities. Create website search engine optimization and pay per click campaigns to create online marketing program. Create online media, such as video and podcast as additional marketing tools.

Estimated cost: $100,000 - $125,000

Expand Direct Sales Programs: Mos. 6-9

Purchase third-party data containing contact information for prospective real estate investors. Begin direct market program involving direct telesales. Expand email marketing program to include opt-in email newsletter featuring investment opportunities.

Estimated cost: $125,000 – $150,000

Engage Sales Professional(s); Pursue Strategic Alliances. 9-12

Engage one or more sales professionals to expand the scope of our direct marketing programs. Create a presence at industry trade shows and within industry groups to enhance brand visibility. Seek to forge relationships with other industry professionals, such as real estate agents, to position company as leading information source for tax lien investor opportunities and management firm.

Estimated Cost: $150,000 - $200,000

Results of Operations

For the period from  May 19, 2014 (date of inception) through October 31, 2014

Our cash balance is $4,500 as of October 31, 2014 with $8,713 in liabilities. Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Oeshadebie Toelaram-Waterford our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Ms. Toelaram-Waterford however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $40,000 of funding from this offering. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We incurred expenses of $7,713 which is comprised of professional fees including: legal ($3,500) and accounting ($3,500) fees. This constitutes an aggregate loss of $7,713. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we do not receive any proceeds from the offering , we may be compelled to seek a loan from Ms. Toelaram-Waterford, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely..

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of ($4,713) for the period from May 19, 2014 to October 31, 2014

Controls and Procedures

-

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of October 31, 2014  we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $40,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have minimal revenues as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $30,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell her or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had one (1) shareholder of record, our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before June 30, 2014 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through June 30, 2014. At or prior to June 30, 2014, we intend voluntarily to file a registration statement on Form

8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to June 30, 2014, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov

Financial Statements

Trimax Consulting, Inc.

May 19, 2014(inception) to October 31, 2014 (audited)

Trimax Consulting, Inc.

TRIMAX CONSULTING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

October 31, 2014
(Audited)
Assets
Current assets
Cash and cash equivalents	$4,500
Total Current assets	4,500

Total Assets	$4,500
Liabilities and Equity(Deficit)

Current liabilities
Accrued Expenses	$4,213
Related Party Officer Demand Loan	$4,500
Total Current Liabilities	8,713

Commitments and Contingencies - Note 6
TRIMAX CONSULTING, INC. Shareholders' Equity(Deficit)
Common Stock, $0.0001 par value; 50,000,000 shares authorized at
10/31/14, 5,000,000 issued and outstanding at 10/31/2014.	500
Contributed capital in excess of par	0
Accumulated deficit	(4,713)
Total Equity	(4,213)
Total Liabilities and Equity(Deficit)	$4,500

"The accompanying notes are an integral part of these financial statements"

TRIMAX CONSULTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS

	For the period May 19, 2014 to October 31, 2014	For the period May 19, 2014 (Inception) to October 31, 2014
	(Audited)	(Audited)

Revenues	$3,000	$3,000

Operating Expenses	7,713	7,713

Net Income(Loss) from Operations	(4,713)	(4,713)

Other Income(Expenses)
Interest Expense	0	0

Net Income(Loss) from Operations
Before Income Taxes	(4,713)	(4,713)

Tax Expense	0	0

Net Income(Loss)	$(4,713)	$(4,713)

Basic and Diluted Loss Per Share	(0.0009)

Weighted average number
of shares outstanding	5,000,000

"The accompanying notes are an integral part of these financial statements"

TRIMAX CONSULTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

	For the period May 19, 2014 to October 31, 2014	For the period May 19, 2014 (Inception)to October 31, 2014
	(Audited)	(Audited)
Cash flows from operating activities:
Net income (loss)	$(4,713)	$(4,713)

Increase(decrease) in accrued expenses	4,213	4,213
Net cash used in operating activities	(500)	(500)

Cash flows from investing activities:
None	0	0
Net cash provided(used) by investing activities	0	0

Cash flows from financing activities:
Common stock issued	500	500
Proceeds from related party loans	4,500	4,500
Net cash provided(used) by financing activities	5,000	5,000

Increase in cash and equivalents	4,500	4,500

Cash and cash equivalents at beginning of period	0	0

Cash and cash equivalents at end of period	$4,500	$4,500

"The accompanying notes are an integral part of these financial statements"

TRIMAX CONSULTING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS - CONTINUED

	For the period May 19, 2014 to October 31, 2014	For the period May 19, 2014 (Inception)to October 31, 2014
	(Audited)	(Audited)

SUPPLEMENTAL DISCLOSURE OFCASH FLOW INFORMATION

None	$0	$0

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

None	$0	$0

"The accompanying notes are an integral part of these financial statements"

TRIMAX CONSULTING, INC.
STATEMENT OF STOCKHOLDER'S EQUITY
(A DEVELOPMENT STAGE COMPANY)
FOR THE PERIOD ENDED MAY 19, 2014(INCEPTION), THROUGH OCTOBER 31, 2014(Audited)
"Audited"

	Common Stock	Common Stock	Contributed		Accumulated
	Shares	Amount	Capital		Deficit	Total

Initial Balances May 19, 2014(inception)	0	$0	$0	$	$0	$0
Capital stock issuance	5,000,000	500	0		0	500
Net Income 5/19/2014 to 10/31/2014	0	0	0		(4,713)	(4,713)

Balances October 31, 2014	5,000,000	$500	$0	$	$(4,713)	$(4,213)

"The accompanying notes are an integral part of these financial statements"

Note 1.     Organization, History and Business

Trimax Consulting, Inc. (“the Company”) was incorporated in Nevada on May 19, 2014. The Company was established for the purpose of real estate consulting and the purchasing of Tax Liens

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

 Revenues are earned and are recognized in accordance with FASB ASC Topic 605 Revenue Recognition and Concepts Statement 5, Recognition and Measurement in Financial Statements of Business Enterprises, paragraph 83(b) states that “an entity’s revenue-earning activities involve delivering or producing goods, rendering services, or other activities that constitute its ongoing major or central operations, and revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues and collectability is probable”.

.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

During the period May 19, 2014(inception) through October 31, 2014, the Company did not recognized any stock-based compensation. No options have been granted to date.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Organization and Offering Cost

The Company has a policy to expense organization and offering cost as incurred. To date for period may 19, 2014(inception) through October 31, 2014 the Company has incurred $300 in organization cost and $7,000 in offering cost.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of October 31, 2014.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

 Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

10/31/2014

U.S statutory rate	34%
Less valuation allowance	(34)%
Effective tax rate	0%

The significant components of deferred tax assets and liabilities are as follows:

10/31/2014
Deferred tax assets

Net operating losses	$(4,713)

Deferred tax liability

Net deferred tax assets	(1,602)
Less valuation allowance	1,602

Deferred tax asset - net valuation allowance	$0

On an interim basis, the Company has a net operating loss carryover of approximately $4,713 available to offset future income for income tax reporting purposes, which will expire in various years through 2032, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of October 31, 2014.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period May 19, 2014(inception) through October 31, 2014, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Oeshadebie Waterford has lent the company a net total of $4,500 to the company for the period from May 19, 2014 to October 31, 2014. These funds have been used for working capital to date.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On May 19, 2014 the Company issued 5,000,000 of its authorized common stock to Oeshadebie Waterford in exchange for $500.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of October 31, 2014 the Company had 5,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Carbon Credit International, Inc. for the period May 19, 2014(inception) through October 31, 2014:

31-Oct-14

Net Income (Loss)	$(4,713)

Weighted-average common shares outstanding basic:

Weighted-average common stock	5,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares
outstanding- Diluted	5,000,000

Note 8. Notes Payable

Notes payable consist of the following for the periods ended;	10/31/2014

Related party working capital note with no stated interest rate. Note is payable on demand .
$4,500

Total Notes Payable	4,500

Less Current Portion	(4,500)

Long Term Notes Payable	$0

Note 9.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has incurred operating losses, and as of October 31, 2014 the Company had a working capital deficit of $4,213 and an accumulated deficit of $4,713. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 10.    Subsequent Events

The Company is currently in the process of registering 4,000,000 shares through a S-1 registration and expects this registration to become effective at some point during the current fiscal year.

John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Trimax Consulting, Inc.

We have audited the accompanying balance sheets of Trimax Consulting, Inc. (“the Company”) as of October 31, 2014 and the related statements of operations, stockholder's equity, and cash flows for the period May 19, 2014 through October 31, 2014 and the period May 19, 2014(inception) through October 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trimax Consulting, Inc. as of October 31, 2014 and period May 19, 2014 through October 31, 2014 and the period May 19, 2014(inception) through October 31, 2014, and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has limited operating history and has incurred losses since inception of $4,713 and has a working capital deficit of $4,213. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

November 7, 2014

7 Valley View Drive Califon, New Jersey 07830

Registered Public Company Accounting Oversight Board Firm

Up to a Maximum of 4,000,000 Common Shares

at $0.10 per Common Share

Prospectus

Trimax Consulting, Inc..

December 30, 2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$50
EDGAR/Printing Expenses	$1500
Auditor Fees and Expenses	$12,000
Legal Fees and Expenses	$9,500
Transfer Agent Fees	$2,000
TOTAL	$25,050

 The organization cost were all expensed in the period presented. Prior to the Company bank account being opened our Chief Executive Officer advanced $3,500 for legal and auditor fees associated with this offering

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On May 19, 2014, the Company offered and sold 5,000,000 share of common stock to our Chief Executive Officer and Director Oeshadebie Toelaram-Waterford for a purchase price of $0.0001 per share, for aggregate offering proceeds of $500

These securities were issued in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities was issued to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed herewith)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in previous amendment to Form S-1)
10.1	Agreement with Innovation Consulting International, LLC (filed herewith)
23.1	Consent of John Scrudato, CPA (filed herewith)

All other Exhibits called for by Rule 601 of Regulation  SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Los Angeles, California on December 30, 2014.

TriMax Consulting, Inc.

By:	/s/ Oeshadebie Toelaram-Waterford
Name:	Oeshadebie Toelaram-Waterford
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Oeshadebie Toelaram-Waterford
Oeshadebie Toelaram-Waterford	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	December 30, 2014